Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT W. ZAPP and MARTIN J. GERRETY, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned a Registration Statement, and any and all amendments to such Registration Statement filed with the, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has signed below as of this 18th day of November, 2011.

/s Robert W. Zapp	/s/ Martin J. Gerrety
Robert W. Zapp, President,	Martin J. Gerrety, Treasurer and
Chief Executive Officer and Director	Assistant Secretary (Principal Financial and
Accounting Officer)

/s/ Rodney S. Cain	/s/ Charles M. Berger
Rodney S. Cain, Director	Charles M. Berger, Director

/s/ Harry J. Humpert	/s/ Ruth Seligman Doering
Harry J. Humpert, Director	Ruth Seligman Doering, Director

/s/ John E. Miracle, D.M.D.	/s/ Barry G. Kienzle
John E. Miracle, D.M.D., Director	Barry G. Kienzle, Director

/s/ Herbert H. Works	/s/ Mary Sue Rudicill
Herbert H. Works, Director	Mary Sue Rudicill, Director

/s/ John S. Cain
John S. Cain, Director